Exhibit 16.1


(PKF WORLDWIDE LOGO)                              PANNELL
                                                  KERR
                                                  FORSTER PC
                                                  ----------------------------
                                                  Certified Public Accountants


                                                  420 Lexington Avenue
                                                  New York, NY 10170

                                                  Telephone (212) 867-8000
                                                  Telefax (212) 687-4346

February 25, 1999


Mr. Dominick J. Valenzano
Chief Financial Officer
Trans World Gaming Corp.
One Penn Plaza, Suite 1503
New York, NY 10119-0002

Dear Mr. Valenzano:

This is to confirm that the client-auditor relationship between Trans World Gaming Corp. (Commission File Number 0-25244) and Pannell Kerr Forster PC has ceased.

                                   Very truly yours,


                                   /s/ Pannell Kerr Forster PC
                                   Pannell Kerr Forster PC

     cc:  Office of the Chief Accountant
          SECPS Letter File
          Securities and Exchange Commission
          Mail Stop 9-5
          450 Fifth Street, N.W.
          Washington, D.C.  20549


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